UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

PLAINFIELD ENTERPRISES LLC
(Exact name of registrant as specified in its charter)
Delaware	000-53407	26-0787260
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

55 Railroad Avenue Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 302-1700

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 15, 2009, the district court in Clark County, Nevada ruled that a temporary writ of restitution be issued against CIRI Lakeside Gaming Investors, LLC (“CIRI Lakeside Gaming”) and in favor of Village Hospitality LLC (“Village Hospitality”), the landlord of CIRI Lakeside Gaming’s leased premises located at 1600 Lake Las Vegas Parkway, Henderson, Nevada 89011 (the “Property”).  Plainfield Enterprises LLC currently owns 33.33% of the equity interest in Casino MonteLago Holding, LLC, which operates Casino MonteLago located at the Property through its wholly-owned subsidiary, CIRI Lakeside Gaming.  The district court’s ruling provides for the potential eviction and removal of CIRI Lakeside Gaming from the Property within 15 days of the date of the district court’s ruling.  However, the management of CIRI Lakeside Gaming and its attorneys are currently in discussions with Village Hospitality and its lenders to resolve the outstanding dispute with respect to the Property and permit CIRI Lakeside Gaming to remain on the premises.  There can be no assurance that CIRI Lakeside Gaming will be successful in obtaining a satisfactory resolution to the dispute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINFIELD ENTERPRISES LLC
(registrant)

Dated: July 21, 2009	By:	/s/ Alan Ginsberg
Name: Alan Ginsberg Title: Operating Manager

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